SECURITIES & EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2003

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey 07606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Item 5.     Other Events and Regulation FD Disclosure .

On September 22, 2003, the Company’s Italian holding company voted to voluntarily liquidate its Italian operating company, FIAP S.P.A. (“FIAP”), because of the continued losses being incurred by FIAP.  FIAP has year to date operating losses of approximately $4.0 million and a negative net worth of approximately $8.3 million.  The Company expects to finalize this liquidation during fiscal 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.
(Registrant)

September 25, 2003	By:	/s/ LAWRENCE R. NOLL
Lawrence R. Noll
Vice President and Controller